Exhibit 10.14

SECOND AMENDMENT TO RESTATED GUARANTY

This SECOND AMENDMENT TO RESTATED GUARANTY dated as of January 24, 2011 (this “Second Amendment”) by and among RCPI LANDMARK PROPERTIES, L.L.C., a Delaware limited liability company having an address c/o Tishman Speyer, 45 Rockefeller Plaza, New York, New York 10111 (“Landlord”), and MADISION SQUARE GARDEN, L.P., a Delaware limited partnership having an office at 2 Penn Plaza, New York, New York (“Guarantor”).

W I T N E S S E T H

WHEREAS, RCPI Trust, predecessor-in-interest to Landlord, and Radio City Productions LLC entered into that certain Lease dated as of December 4, 1997, as modified by First Amendment to Lease dated as of February 19, 1999, Second Amendment to Lease dated as of October 6, 2002, Letter Agreement dated February 9, 2007, Third Amendment to Lease dated as of August 14, 2008 and Fourth Amendment to Lease dated as of January 24, 2011 (as so amended, the “Lease”), covering premises described and defined in the Lease;

WHEREAS, in connection with the Lease, Guarantor provided that certain Guaranty of Lease dated as of December 4, 1997, which was restated in its entirety pursuant to that certain Restated Guaranty of Lease dated as of August 14, 2008 and modified by the First Amendment to Restated Guaranty dated as of March 22, 2010, (as so amended, the “Restated Guaranty”);

WHEREAS, Guarantor represents and warrants to Landlord that Guarantor intends to change its fiscal year, effective July 1, 2011, to a fiscal year ending on June 30 (the “Fiscal Year Change”);

WHEREAS, in connection with the Fiscal Year Change, Guarantor has requested certain changes to the Restated Guaranty, and Landlord and Guarantor desire to modify certain terms and conditions of the Restated Guaranty, all as hereinafter set forth.

NOW, THEREFORE, in consideration of the mutual covenants herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Guarantor agree as follows:

1.        Capitalized Terms. All capitalized terms used and not otherwise defined in this Amendment shall have the respective meanings ascribed to them in the Restated Guaranty.

2.        Effective Date.          This Amendment shall be effective upon the adoption by the the board of directors of Madison Square Garden, Inc. of a resolution pursuant to which the fiscal year of Madison Square Garden, Inc. is changed from December 31 to June 30, effective June 30, 2011.” Guarantor shall provide prompt written notice to Landlord upon the adoption of such resolution.

3.        Modifications.

(a)        Section 2(a) of the Restated Guaranty shall be modified by deleting the phrase ‘in no event later than 90 days after the close of each calendar year” and replacing it with “in no event later than 90 days after the close of each fiscal year”.

4         Representations and Warranties. Guarantor represents and warrants to Landlord that this Amendment has been duly authorized, executed and delivered by Guarantor and constitutes the legal, valid and binding obligation of Guarantor.

5         Miscellaneous. (a) Except as set forth herein, nothing contained in this Amendment shall be deemed to amend or modify in any respect the terms of the Restated Guaranty and such terms shall remain in full force and effect as modified hereby. If there is any inconsistency between the terms of this Amendment and the terms of the Restated Guaranty, the terms of this Amendment shall be controlling and prevail.

            (b)         This Amendment contains the entire agreement of the parties with respect to its subject matter and all prior negotiations, discussions, representations, agreements and understandings heretofore had among the parties with respect thereto are merged herein.

            (c)         This Amendment may be executed in duplicate counterparts, each of which shall be deemed an original and all of which, when taken together, shall constitute one and the same instrument.

            (d)         This Amendment shall not be binding upon Landlord or Guarantor unless and until each party shall have received a fully executed counterpart of this Amendment.

            (e)        This Amendment shall be binding upon and inure to the benefit of Landlord and Guarantor and their successors and permitted assigns.

            (f)         This Amendment shall be governed by the laws of the State of New York without giving effect to conflict of laws principles thereof.

            (g)        The captions, headings, and titles in this Amendment are solely for convenience of reference and shall not affect its interpretation.

            (h)         The liability of Landlord for Landlord’s obligations under this Amendment shall be limited to Landlord’s interest in the Building and Tenant shall not look to any other property or assets of Landlord or the property or assets of any direct or indirect partner, member, manager, shareholder, director, officer, principal, employee or agent of Landlord (collectively, the “Parties”) in seeking either to enforce Landlord’s obligations under this Amendment or to satisfy a judgment for Landlord’s failure to perform such obligations; and none of the Parties shall be personally liable for the performance of Landlord’s obligations under this Amendment.

IN WITNESS WHEREOF, Landlord and Gurantor have executed this Second Amendment to Restated Guaranty as of the day and year first above written.

LANDLORD

RCPI LANDMARK PROPERTIES, L.L.C.

By:	/s/ Michael B. Benner
Michael B Benner
Vice President and Secretary

GUARANTOR

MADISON SQUARE GARDEN, L.P.

By:	/s/ Robert M. Pollichino
Name: Robert M. Pollichino
Title: Executive Vice President and Chief Financial Officer